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                                                                    EXHIBIT 3.27

                                THE STATE OF OHIO

                                    BOB TAFT

                               Secretary of State

                                     859067

                                   CERTIFICATE

IT IS HEREBY CERTIFIED that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: ARF MIS of:

      BLUE CHIP BROADCASTING COMPANY

                            UNITED STATES OF AMERICA
                                  STATE OF OHIO
                        OFFICE OF THE SECRETARY OF STATE

                                     [SEAL]

Recorded on Roll 9329 at Frame 0003 of the Records of Incorporated and Miscellaneous Filings.

WITNESS MY HAND AND THE SEAL OF THE SECRETARY OF STATE AT COLUMBUS, OHIO, THIS 13TH DAY OF DEC

A.D. 1993

/s/ BOB TAFT
BOB TAFT
Secretary of State

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                            ARTICLES OF INCORPORATION

                                       OF

                         BLUE CHIP BROADCASTING COMPANY

                                                            APPROVED

                                                            BY: /s/ [ILLEGIBLE]
                                                                ----------------
                                                            DATE: 12-13-93
                                                            [ILLEGIBLE] $ 100
                                                            93121400301

      The undersigned, desiring to form a corporation for profit under the General Corporation Law of Ohio, does hereby certify:

      FIRST: The name of the corporation is Blue Chip Broadcasting Company.

      SECOND: The place in Ohio where the principal office of the corporation is to be located is Cincinnati, Hamilton County, Ohio.

      THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 inclusive, of the Ohio Revised Code.

      FOURTH: The number of shares which the corporation is authorized to have outstanding is one thousand (1,000), all of which shall be common shares without par value.

      FIFTH: The corporation, by action of its board of directors, may purchase its own shares at any time and from time-to-time to the extent permitted by law.

      IN WITNESS WHEREOF, the undersigned incorporator has signed these Articles of Incorporation on this 13th day of December, 1993.

                                            /s/ Janet E. Finley,
                                            ------------------------------------
                                            Janet E. Finley, Incorporator

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                     ORIGINAL APPOINTMENT OF STATUTORY AGENT

      KNOW ALL MEN BY THESE PRESENTS, that Janet E. Finley of One Columbus, 10 West Broad Street, Suite 1000, Columbus, Ohio 43215, a natural person and resident of Ohio, is hereby appointed as the person on whom process, tax notices and demands against Blue Chip Broadcasting Company may be served.

                                               /s/ Janet E. Finley,
                                               ---------------------------------
                                               Janet E. Finley, Incorporator

                            ACCEPTANCE OF APPOINTMENT

      The undersigned, Janet E. Finley, named herein as the statutory agent for Blue Chip Broadcasting Company, hereby acknowledges and accepts the appointment of statutory agent for said corporation.

                                            /s/ Janet E. Finley,
                                            ------------------------------------
                                            Janet E. Finley, Statutory Agent